Exhibit 5(c) and 8(a)




                             THELEN REID & PRIEST LLP
NEW YORK                         ATTORNEYS AT LAW               NEW YORK OFFICE
SAN FRANCISCO                  40 WEST 57TH STREET
WASHINGTON, D.C.            NEW YORK, N.Y. 10019-4097
LOS ANGELES           TEL (212) 603-2000 FAX (212) 603-2001
SAN JOSE                       WWW.THELENREID.COM



                                 December 22, 1999

TXU Europe Capital I
TXU Europe Funding I, L.P.
Energy Plaza
1601 Bryan Street
Dallas, Texas  75201

TXU Europe Limited
TXU Eastern Funding Company
The Adelphi
1-11 John Adam Street
London, England WC2N 6HT

Ladies and Gentlemen:

           We have acted as special United States counsel to TXU Europe Limited, a private limited company incorporated under the laws of England and Wales (Company), TXU Eastern Funding Company, a private unlimited company incorporated under the laws of England and Wales (Funding), TXU Europe Funding I, L.P., a Delaware limited partnership (Partnership) and TXU Europe Capital I, a Delaware statutory business trust (Trust), in connection with the preparation and filing by the Company, Funding, the Partnership and the Trust with the Securities and Exchange Commission of a Registration Statement on Form S-1 (Registration Statement) under the Securities Act of 1933, as amended, with respect to (i) the preferred trust securities (Preferred Trust Securities) to be issued by the Trust, (ii) the guarantee (Trust Guarantee) to be issued by the Company to The Bank of New York, as trustee, for the benefit of the holders of the Preferred Trust Securities, (iii) the preferred partnership securities (Preferred Partnership Securities) to be issued by the Partnership, (iv) the guarantee (Partnership Guarantee) to be issued by the Company to The Bank of New York, as trustee, for the benefit of holders of the Preferred Partnership Securities, (v) the junior subordinated debentures (Funding Debentures) to be issued by Funding pursuant to an indenture (Funding Indenture), (vi) the guarantee (Funding Guarantee) to be issued by the Company to The Bank of New York, as trustee, for the benefit of the holders of Funding Debentures pursuant to the terms of the Funding Indenture, and (vii) the guarantees (Subsidiary Guarantees) to be issued by the Company to The Bank of New York, as trustee, for the benefit of the holders of junior subordinated debentures (Subsidiary


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Debentures) to be issued by one or more of the Company's eligible subsidiaries
(each, an Issuing Subsidiary and together, the Issuing Subsidiaries), each pursuant to the terms of one or more indentures (Subsidiary Indentures), each substantially in the form filed as exhibits to the Registration Statement.
In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express our opinion on the matters covered hereby.

          Based upon the foregoing, we are of the opinion that:

          1. Funding is a company duly incorporated and validly existing under the laws of England and Wales.

          2. The Company is a company duly incorporated and validly existing under the laws of England and Wales.

          3. All requisite action necessary to make the Trust Guarantee a valid, legal and binding obligation of the Company will have been taken when:

          a. the Board of Directors of the Company shall have taken such action as may be necessary to authorize the issuance of the Trust Guarantee,

          b. the Board of Directors of the Company, or officers or representatives duly authorized thereby, shall have taken such action as may be necessary to fix and determine the terms of the Trust Guarantee,

          c. the Preferred Trust Securities shall be issued and sold in the manner contemplated by the Registration Statement, and

          d. the Trust Guarantee shall have been duly executed and delivered by the parties thereto.

          4. All requisite action necessary to make the Partnership Guarantee a valid, legal and binding obligation of the Company will have been taken when:

          a. the Board of Directors of the Company shall have taken such action as may be necessary to authorize the issuance of the Partnership Guarantee,

          b. the Board of Directors of the Company, or officers or representatives duly authorized thereby, shall have taken such action as may be necessary to fix and determine the terms of the Partnership Guarantee,

          c. the Preferred Partnership Securities shall be issued and sold in the manner contemplated by the Registration Statement, and

          d. the Partnership Guarantee shall have been duly executed and delivered by the parties thereto.

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          5.   All requisite action necessary to make the Funding Debentures and the Funding Guarantee valid, legal and binding obligations of Funding and the Company, respectively, will have been taken when:

          a. the Boards of Directors of Funding and the Company, as the case may be, shall have taken such action as may be necessary to authorize the issuance of the Funding Debentures and the Funding Guarantee,

          b. the Funding Indenture shall have been executed and delivered by duly authorized officers or representatives of Funding and the Company and by the trustee under the Funding Indenture, and

          c. the Boards of Directors of Funding and the Company, or officers or representatives duly authorized thereby, shall have taken such action as may be necessary, pursuant to the terms of the Funding Indenture, to fix and determine the terms of the Funding Debentures and the Funding Guarantee, and the Funding Debentures and the Funding Guarantee shall have been issued and delivered in accordance with the terms and provisions of the Funding Indenture.

          6. All requisite action necessary to make the Subsidiary Guarantees valid, legal and binding obligations of the Company will have been taken when:

          a. the Boards of Directors of each Issuing Subsidiary and the Company, as the case may be, shall have taken such action as may be necessary to authorize the issuance of the Subsidiary Debentures and the Subsidiary Guarantees,

          b. the Subsidiary Indentures shall have been executed and delivered by duly authorized officers or representatives of the Issuing Subsidiaries and the Company and by the trustee under each Subsidiary Indenture, and

          c. the Boards of Directors of each Issuing Subsidiary and the Company, or officers or representatives duly authorized thereby, shall have taken such action as may be necessary, pursuant to the terms of the Subsidiary Indentures, to fix and determine the terms of the Subsidiary Debentures and the Subsidiary Guarantees, and the Subsidiary Debentures and the Subsidiary Guarantees, and the Subsidiary Debentures and the Subsidiary Guarantees shall have been issued and delivered in accordance with the terms and provisions of the Subsidiary Indentures.

          We are members of the New York Bar and do not hold ourselves out as experts on the laws of England. As to all matters of English law, we have with your consent relied upon an opinion of even date herewith addressed to you by E.J. Lean, General Counsel to the Company and Funding.


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          We confirm our opinion as set forth under the caption MATERIAL INCOME
TAX CONSIDERATIONS - "US Income Tax Considerations" in the prospectus constituting a part of the Registration Statement.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.


                                                  Very truly yours,

                                                  /s/ Thelen Reid & Priest LLP

                                                  THELEN REID & PRIEST LLP


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